EXHIBIT 99.1


OFFERING    MEMORANDUM                                 OFFERING MEMORANDUM

                          K.H.F. RESTAURANTS
                        (a Nevada Corporation)
                     Not less than 100,000 shares
                    nor more than 1,000,000 Shares
             of Common Stock, One Mil ($.001) par value.
             Offering price: Ten Cents ($0.10) per share.
                   Total Maximum Offering $100,000.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THEY ARE BEING OFFERED ON THE BASIS OF THE ISSUER'S BELIEF THAT THEY ARE EXEMPT FROM REGISTRATION UNDER THE ACT PURSUANT TO 3(b) OF THE ACT AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK LOSS OF THEIR ENTIRE INVESTMENT. THE OFFERING PRICE WAS ARBITRARILY ESTABLISHED BY THE COMPANY AND BEARS NO RELATIONSHIP TO THE ASSETS OF THE COMPANY OR ANY ESTABLISHED CRITERIA OF VALUE. SEE "RISK FACTORS".
_______________________________________________________________________________

Price to Purchasers              Proceeds to the Company
-------------------              -----------------------
Per Share               $           .10         $              .10
Minimum Offering        $     10,000.00         $        10,000.00
Maximum Offering        $   100,000.00           $      100,000.00
________________________________________________________________________________

                          K.H.F. Restaurants
                   10271 South 1300 East, Suite 133
                           Sandy, UT 84094
                      Telephone: (801) 694-0290


                  The date of this Prospectus is April 1, 1999

Footnotes on following page:

						1


(1) The purchase price per Share is payable by cash or check at the time an investor delivers the Subscription Agreement to the Company. The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions or any other form of remuneration for sales made by them directly to any person. However, the Company may enter into selling agreements with licensed broker-dealers, who will receive sales commissions. The Company will pay up to a 10% commission to all licensed broker- dealers who effect the purchase of the Shares. Such commissions will reduce the proceeds available to the Company. No broker has been retained or is under any obligation to purchase any Shares. No estimate is made on the number of brokers, if any, who may participate in this Offering. The Company may pay a finders fee up to 10% of the subscription price to finders. In no circumstance will commissions and finders fees be paid on the same transaction. The Shares are offered for sale on a "best efforts" basis for a maximum of 1,000,000 Shares. All subscriptions will be deposited to a special account until $10,000 in net proceeds have been received in subscriptions. Since there is no firm commitment with respect to the sale or purchase of the Shares, the Company cannot state how many Shares will be sold in excess of the 100,000 share minimum. see "plan of Distribution."

(2) This offering will continue until May 1, 1999, unless extended an additional 60 days in the sole discretion of the Company. Any extension may be accompanied by a supplement to this memorandum if the same is deemed material by the Company.


                                       2

                                 SPECIAL NOTICES

     THIS MEMORANDUM SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO INVESTING. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR INDEFINITE PERIOD OF TIME.

     NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN IS CONTAINED IN THIS OFFERING MEMORANDUM ("THE MEMORANDUM") IN CONNECTION WITH THIS OFFERING. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER WITHIN ANY STATE OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THIS MEMORANDUM IS FOR THE EXCLUSIVE USE OF THE PERSON TO WHOM IT IS DISTRIBUTED BY THE COMPANY AND MAY NOT BE REPRODUCED OR USED IN ANY OTHER MANNER WITHOUT THE EXPRESS WRITTEN CONSENT OF THE COMPANY. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, EACH PERSON AGREES TO RETURN THE MEMORANDUM IF HE/SHE DOES NOT PURCHASE THE SECURITIES OFFERED HEREBY.

     THE COMPANY HAS AGREED TO GIVE ALL PROSPECTIVE INVESTORS OR THEIR REPRESENTATIVE(S), OR BOTH, AT A REASONABLE TIME PRIOR TO THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY OR PERSON(S) ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION WHICH THE COMPANY POSSESS OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FOURTH HEREIN.

     THE SHARES ARE OFFERED SUBJECT TO PRIOR SALE ALLOTMENT AND WITHDRAWAL AND TO CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE, AT ANY TIME PRIOR TO THE DELIVERY OF THE PROCEEDS FROM THE SALE OF SHARES OFFERED BY THIS MEMORANDUM. THE RIGHT IS RESERVED TO REJECT ANY ORDER OR CANCEL ANY SALE, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED PRIOR TO THE ACCEPTANCE OF THE SUBSCRIPTION OR DELIVERY OF THE PROCEEDS OF THIS OFFERING TO THE COMPANY.

     THE COMPANY, IN ITS ABSOLUTE DISCRETION, MAY REJECT THE SUBSCRIPTION AGREEMENT TENDERED BY ANY PERSON. IF ANY SUBSCRIPTION IS NOT ACCEPTED MONIES WILL BE PROMPTLY RETURNED WITHOUT INTEREST THEREON.

     ALTHOUGH THE PLACEMENT OF THE SECURITIES DESCRIBED HEREIN BY MEANS OF THIS MEMORANDUM IS BELIEVED EXEMPT FROM FEDERAL REGISTRATION REQUIREMENTS. THERE IS NO ASSURANCE THAT SUCH EXEMPTIONS ARE IN FACT AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. REASONABLE EFFORT HAS BEEN MADE IN THE PREPARATION OF THIS MEMORANDUM TO PRESENT ALL INFORMATION WHICH THE ISSUER CONSIDERS TO BE MATERIAL, BASED ON FACTS AVAILABLE TO IT.



                                     3




                   STATE SECURITIES REGULATION CONSIDERATIONS

     IT SHOULD NOT BE ASSUMED BY REASON OF THE SUMMARY BELOW OF A PARTICULAR STATE'S REQUIREMENTS THAT THE COMPANY HAS BEEN AUTHORIZED TO OFFER OR SELL SECURITIES IN SUCH STATE OR THAT THE SUMMARIES ARE NECESSARILY ACCURATE OR
COMPLETE. IN ALL CASES, THE INFORMATION PRESENTED IN THESE SUMMARIES MUST BE READ LIGHT OF THE LANGUAGE OF THE APPLICABLE STATE LAWS.

     It is anticipated that the Shares will be offered in Colorado. The securities laws of some states require certain conditions and restrictions relating to the offering. The Company intends to comply with applicable notice and filing requirements in the states in which it offers it's securities pursuant to applicable state exemptions.


                                      4









                                TABLE OF CONTENTS

Cover Page..............................................................1

Special Notices.........................................................3

Summary of The Offering.................................................6

Investor Suitability....................................................7

Available Information...................................................9

Risk Factors............................................................9

Dividend Policy........................................................12

Use of  Proceeds.......................................................12

Capitalization.........................................................14

Business...............................................................13

Management.............................................................16

Principal Shareholders.................................................17

Certain Transactions...................................................17

Limited Liability of Management........................................17

Market For Common Equity And
Related Stockholder Matters............................................18

Description of Securities..............................................18

Plan of Distribution...................................................20

Litigation.............................................................22

Financial Statements...................................................22

Further Information....................................................22

Financial Statements and Reports.......................................23

Memorandum Receipt.....................................................32


                                       5

                             SUMMARY OF THE OFFERING

     This summary is qualified in its entirety by the more detailed information appearing elsewhere in the Memorandum.


The Company              K.H.F. Restaurants, a Nevada corporation ( "The
                    Company"), has entered into negotiations, and plan to sign a letter of intent to acquire Circa 65, a high profile graphic art company. The address for the Company is 10271 South 1300 East Suite 133 Sandy, Utah 84094.

                                  The Offering

Shares offered           Not less than 100,000 Shares nor more than 1,000,000
                    common shares of KHF Restaurants common stock with a par value of $.001 per share

Offering Price           Ten Cents ($.10) Per Share, 100,000 share minimum

Terms of the Offering    Investors must pay the amount subscribed hereunder in
                     cash or check at the time of subscription. See "Plan of Distribution."

Who May Invest           The Shares are being offered solely pursuant to this
                    Offering Memorandum only to selected persons who meet the suitability requirements set forth by the Company. See "Investor Suitability."

Plan of Distribution     Funds received in exchange for subscriptions will be
                    deposited to a separate corporate account until a minimum of $10,000 shall have been received for the sale of shares. The offering will terminate upon receipt and acceptance of subscriptions for $100,000 or May 1, 1999, whichever is earlier, unless the offering is extended by the Company for an additional period of 60 days in the sole discretion of management. See
                    "Plan of Distribution."

Use of Proceeds          Proceeds from this offering will be used to finance
                    start-up operations for the Company. The Company at this time has no indebtness nor any litigation pending.

Risk Factors            The Company is considered to be in its development stage
                    and is dependent on additional financing, for which it has no commitments, for its ability to operate. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."


				                  6

Transfer Agent          Interwest Transfer Company, Inc.1981 East 4800 South,
                    Suite 100 Salt Lake City, UT 84117,
                    Telephone: (801) 272-9294 will serve as registrar and transfer agent for the Company.

Sales Agents             Officers and Directors of the Company will receive no
                    sales commissions. Licensed broker/dealers may receive sales commissions of up to 10% of the prices of shares sold by such broker/dealers. Further, the Company may pay up to 10% in finders' fees. However, under no circumstances will commissions and finders' fees be paid on the same transaction.

Additional Information   Persons desiring to ask questions regarding the Company
                    should contact the Company at the address or phone number set forth on the face of this Offering Memorandum.
                    Questions are welcomed.



INVESTOR SUITABILITY

     There is currently no market for the Shares and no assurance can be given that any such market will develop or that any public market which develops will persist in the future. A recent amendment to Rule 6530 of the Conduct Rules of the National Association of Securities Dealers (NASD) prohibit members from submitting bid or ask quotations on the NASD OTC Bulletin Board for shares of issuers who do not meet certain criteria. In the case of KHF Restaurants, the amendment will require the Company to be subject to the reporting requirements of 13 or 13(d) of the Securities Exchange Act of 1934 in order to have its shares quoted on the OTC Bulleting, the preferred market. This will require the Company to file a registration statement on Form 10-KSB under the Securities Exchange Act, or have outstanding an effective registration statement under the Securities Act in connection with which it has filed an undertaking to file the required reports. No assurance can be given that the Company can meet these requirements. If it cannot, it is unlikely that any significant public market will develop for the Company's shares in the foreseeable future.

     The Shares are being offered pursuant to rule 504 of Regulation D promulgated under the securities Act of 1933 (the "Act"). Rule 504 has been amended effective April 7, 1999. Under the amended rule, an issuer will only be able to issue unrestricted or freely tradeable shares in a Rule 504 offering and engage in general solicitations or general advertising in two circumstances: (1) if it registers the offering under a state law that requires the public filing and delivery of a disclosure document to investors before sale; or (2) if the transaction is effected under a state law exemption that permits general solicitaion and general advertising so long as sales are made only to "accredited investors." If this offering is not completed by April 7, 1999 the Company will either be required to issue "restricted securities" to subscribers, or suspend the offering and register under a state law which meets the foregoing criteria. For these and other reasons, an investor in the shares may not be able to liquidate his investment readily or at all and may have to bear the risk of investment for an indefinite period of time. Therefor, the purchase of the Shares is suitable only for persons who (a) do not anticipate the need to sell the Shares in the foreseeable future; and (b) have sufficient net worth to risk of the entire investment.


				                7


     Each prospective investor must represent in writing to the Company that he or she is either (1) a sophisticated investor who (a) has adequate means of providing for current needs and personal contingencies and has no need to sell the securities in the foreseeable future (that is, at the time investment, the prospective investor can afford to hold the investment for an indefinite period of time); and (b) either alone or with a purchaser representative has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of an investment in the Securities or (2) is an "accredited investor" as defined by the Securities Act of 1933, Rule 501(a) of Regulation D. Such representations will be made by each investor in the subscription agreement delivered to each prospective investor with this Memorandum. Each investor must complete and execute the subscription agreement in accordance with its instructions and submit it to the Company. A prospective investor may be required to substantiate the accuracy of such representations. It should be noted that these suitability standards are the minimum requirements for prospective purchasers of the Shares, as adopted by the Company, and that the satisfaction of those standards does not necessarily mean that the Shares are a suitable investment for a prospective purchaser. Subject to the limitations imposed by federal and stat securities laws, the Company may modify the above standard.

     According to Rule 501(a) of regulation D, "accredited investor" means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:

     (i) Any as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;


				                 8

     (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of that issuer;

     (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $ 1,000,000;

     (vi) Any natural person who had individual income in excess of $ 200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

     (vii) Any entity in which all of the equity owners are accredited investors.

AVAILABLE  INFORMATION

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law. Prospective investors may request additional information regarding the Company by contacting the Company's executive office.

                                  RISK FACTORS

     The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider, among others, the following risk factors present in this offering.

                    Risks Inherent in a New Start Up Company

     Lack of Profitability/Limited Operating History. The Company was incorporated in January 1998. Given its limited operating history, the Company is subject to all risks inherent in the creation of a new business. There can be no assurance that the growth experienced by the Company will continue or that the operations will remain profitable in the future.

     Limited Capital/Need for Additional Capital. The Company has limited operating capital. It is totally dependant upon receipt of the proceeds of this offering to begin its operations and develop its marketing plan. Upon completion of this offering, even if the entire offering amount is raised, the amount of capital available to the Company will be limited, and may not be sufficient to enable the Company to fully commence its proposed marketing plan and acquire additional properties. In such a case, additional financing will be required to complete the restaurants and to proceed with the Company's Plan of Operations. Even if the maximum Offering is consummated, should the Company's actual results of operations fall short of its projections or its costs and capitol

				              9

expenditures exceed the amounts projected, the Company could be required to seek additional financing. There can be no assurance that the Company will be able to raise additional capital if needed or, if such additional financing is available, whether such financing can be secured on terms satisfactory to the Company.

     Debt Financing Risks. Neither the Company's Certificate of Incorporation, nor its By-laws limit the amount of indebtedness that the Company may incur. Subject to limitations in its debt instruments, the Company expects to incur additional debt in the future to finance acquisitions and renovations. The Company's continuing substantial indebtedness could impair its ability to obtain additional financing in the future thus possibly limiting the Company's ability to take advantage of business opportunities that may arise.

     Limited Audited Financial Statements. The Company has prepared start-up audited financial statements. The balance sheet and income statement included herein have been prepared in accordance with generally accepted accounting principals.

     Arbitrary Determination of Offering Price. The price at which the Shares are sold was determined by the Company alone and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. No federal or state agency has made any finding or determination as to the merits, fairness or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, made an evaluation of the economic potential of the Company. Counsel retained by the Company is not experienced in reviewing and verifying the merits of a particular investment from a financial point of view, nor has legal counsel undertaken to conduct such review. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain independent analysis of the Company, and its business operations, before making an investment in the Shares.

     Best Efforts Offering. This offering is being made on a "best efforts"basis. No commitment exists to purchase all or any part of the Shares being offered hereby. There is no guarantee that the Company will be able to sell any of the Shares or that the Company will be able to sell any more than a minimum number of Shares. See "USE OF PROCEEDS".

     Absence of Public Market. There is no present market for the Common Stock or any securities of the Company. In addition, no such market can be expected to develop upon conclusion of this Offering. Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available. See "DESCRIPTION OF SECURITIES."

     No Assurance of Public Offering. Although the Company intends to seek a public offering of its stock, there may be delays in implementing the proposed offering for any number of possible reasons including the condition of the U.S. stock market and the Company's prospects at the time of such offering. The Company has no commitment from any underwriter to offer its shares in an initial public offering. Even if the Company is able to make an initial public offering, there can be no assurance that such an offering would be successful or permit the registration of any of these securities offered hereby. The possible delays

				              10

in a proposed offering, if any, may lead the Company to seek alternate financing, and there can be no assurance that this financing will be available, in which case ongoing operations of the Company may be in jeopardy. There can be no assurance that the Company will ever have a public offering of its stock.

     Financial Burden on Investors. The current shareholders of the Company acquired a controlling interest in the Company at a cost substantially less than that which the investors in this Offering will pay for the Shares. A substantial amount of the financial risk of the Company's proposed activities will be borne by the investors who purchase the Shares, while management stands to realize benefits from significant stock ownership. See "USE OF PROCEEDS" and "CERTAIN TRANSACTIONS."

     Control by Present Stockholders. Upon completion of this Offering, assuming the maximum number of the Shares are sold. The current stockholders of the Company will own approximately 90% of then outstanding Common Stock, will be able to elect all of the members of the Company's Board of Directors, and will effectively continue to control the Company's direction and operations. The investors purchasing the Shares will have virtually no control over the Company. See "MANAGEMENT" and "DESCRIPTION OF SECURITIES."

     Discretion in Application of Proceeds. In order to accommodate changing circumstances, the Company's management may reallocate the proceeds of this Offering among the purposes specified in the section of this Memorandum captioned "USE OF PROCEEDS." In addition, if the maximum proceeds of this Offering are raised , a substantial portion will be applied to working capital of the Company. Accordingly, the Company's management will have broad discretion in the application of the proceeds of the Maximum Offering. See "USE OF PROCEEDS."

     Projections. This Memorandum contains information in the nature of projections or predictions of future events which may or may not occur. Although management of the Company believes such projections are based on reasonable assumptions, there can be no assurance that they will in fact prove to be correct and therefor must not be relied upon to indicate, or as guarantees of , any actual results that may be realized. The level of future revenues of the Company, and its profitability, if any, are impossible to predict due to uncertainty as to possible changes in economic, market and other circumstances, and no representation or warranty is made or to be inferred from any sales or other financial forecasts contained herein. Prospective investors are urged to consult with their own advisors with respect to any revenue or other financial projections contained herein.

     Effects of Compliance with Government Regulation. The Company is subject to various federal, state and local laws, rules and regulations affecting its business and operations. Difficulties in obtaining or failures to obtain the necessary licenses or approvals could cause delays or prevent the development or operation of any given development. Any problems which the Company may encounter in renewing such licenses in one jurisdiction may adversely affect its licensing status on a federal, state or municipal level in other relevant jurisdictions. The operations of the Company will also be regulations normally incident to business operations (e.g. occupational safety and health acts, workman's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every

					       11

effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of theses regulations on its proposed activities.

     Authorization of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion voting and other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. Issuance of the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

     Absence of Independent Representation for Investors. No independent legal, accounting or business advisors have been appointed to represent prospective investors in connection with this Offering. Prospective investors should consult their personal attorneys, accountants or other advisors.

     Lack of Dividends. No assurance can be given that the operations of the Company will include the annual issuance of dividends. The Company does not currently intend to pay dividends on its Common Stock, but instead intends to retain future earnings for use in the Company's expansion plans.

     FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN OF OR ON THEIR INVESTMENT.

                                 DIVIDEND POLICY

     The Company intends to retain all future earnings for use in its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.

     Any determination to pay cash dividends in the future will be at the discretion of the Board of Directors of the Company and will be dependent on the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. Further, the Company anticipates that future borrowing may include restrictive covenants which could impede the Company's ability to pay dividends. See "Risk Factors-Lack of Dividends."


				               12

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sales of the Shares are estimated to be not less than $10,000 nor more than $100,000 assuming the sale of all Shares offered hereby.

     Based upon the Company's current Plan of Operations, management believes that if only the minimum number of Shares offered hereby are sold, the net proceeds from their sale, together with funds generated internally through operations will be sufficient to finance the Company's operations at currently anticipated levels for the until it has completed the acquisition of Circa 65. If a greater number of Shares is sold, the proceeds may be sufficient to fund the operations of the Company for up to one year. However, the amounts and timing of expenditures for each purpose may vary significantly depending upon numerous factors, and no assurance can be given that the Company will not encounter difficulties that may deplete its capital resources more rapidly than expected. See "RISK FACTORS-Financial Uncertainty; Dependence on the Offering; Need for Additional Funding."

     Management intends, without limitation, to utilize the proceeds from this underwriting as follows.

                                 If Minimum          If Maximum
                                 Sold                Sold
                                 -----------         -----------
Total Proceeds                    Amount      %      Amount       %
---------------                   ------     ---     -------     ---
                                 $10,000     100     $100,000    100

Less: Offering Expenses:

Commission and Finders Fees        1,000      10       10,000       10
Legal & Accounting                 3,000      30        5,000        5

Net Proceeds from Offering:      $ 6,000      60%    $ 85,000      85%
                                 -------     ----    --------     ----
Use of Net Proceeds:

Office Lease 1 Year                    0       0       12,000      14%
Computers/Printers/Fax             2,000      33        6,000       7
Office Supplies                    1,000      17        3,000       4
Office Equipment                   1,000      17        5,000       6
Administrative Assistant Wages         0       0       25,000      29
Clerical Wages                         0       0       18,000      21
Leasing Equipment                  1,000      17        6,000       7
Insurance & Taxes                  1,000      17       10,000      12

Total Use of Net Proceeds:       $ 6,000    100%     $ 85,000     100%
                                 -------    ----     --------     ----



							13


                                   CAPITALIZATION

                                                                   Pro Forma
                                                         Actual   As Adjusted
                                                         ------   -----------
           Long Term Liabilities:                         -0-         -0-

     Stockholder Equity:
            Preferred stock,
            10,000,000 shares authorized
             no shares issued or outstanding              -0-         -0-
            Common Stock, no par value,
            50,000,000 shares authorized
            1,000,000 shares issued and outstanding      $1,000
            1,100,000 shares after giving effect to
            the Offering(1) minimum:                     $1,000      $ 11,000
            2,000,000 shares after giving effect to
            the Offering(1) maximum:                     $1,000      $101,000


(1) Assumes all shares offered hereby are sold and that commissions associated with the Offering will aggregate no more than $10,000.


                                    Business

Overview

     K.H.F. Restaurants (The Company), was formed in January 1998, to take advantage of the expanding super-theater and super-mall movements in the United States. Major megaplex theater malls of 20 to 30 at each location are rapidly taking over the movie retail industry. In southern California and across the country, the large theater corporations and major mall developers are beginning to make super theater malls the top choice of entertainment and dining for many Americans. Industry reports suggest there will be more than 1000 such places built nationwide during the next three to five years.

     The Company, as of January 1999, has entered into negotiations with Circa 65, a graphic arts Company, to assist the Company in raising capital and having its shares listed on an exchange or electronic quotation system. This would mean that K.H.F. Restaurants would not be pursuing its original business plan of operations and would focus its efforts on Circa 65.

     Circa 65 Corporation was organized in the 4th quarter of 1997 for the purpose of developing, creating and delivering graphic arts, marketing, packaging, web page development and e-commerce to the highly profitable and ever changing technology and "DOT. COM" industry.


					          14


     As a Utah corporation with offices in Ogden, Utah and Denver, Colorado, Circa 65 has quickly established itself as a premier supplier of creative capital to this exciting field. With billion dollar corporations such as Iomega, Hewlett Packard, TCI Cablevision, US West and NuSkin International as anchor clients, management has been able to expand and successfully secure dozens of other emerging companies.

     Founder, President and Chief Executive Gregory Sherill has leveraged his 12 years of broad-based design experience to focus his talents and energy into the successful launch of Circa 65: An intellectual and creative capital company serving the high technology sector.

     By hiring skilled marketing, design and support staff from within the industry, Circa 65 not only ensures customer satisfaction but is consistently expanding its client and sales base. Circa 65 currently employs 11 full time artists, marketing and support staff with additional financial and strategic planning consultants on retainer. Evidence of this is manifest in its impressive numbers. At the close of Circa 65's first business, December 31, 1998, it had gross revenues of $2,000,000 and earned approximately 20% in net income.

     1999 revenue estimates are between $3.5 million and $4 million dollars with net earnings targeted at 25%. "A great deal of time, talent and money was spent in 1998 building an infrastructure, our company is now positioned technically and professionally through the year 2000" says Circa 65's Greg Sherrill.

     Since the 2nd quarter of 1998 Martineau and Company, a Salt Lake City, Utah CPA Accounting firm has compiled all financial statements of operation and balance sheets in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     For additional information or portfolio review, please contact Mr. Greg Sherrill at (877) 336-0373 or e-mail at gsherrill@circa65.com



				               15







                                   MANAGEMENT

Executive Officers, Directors

     The following table sets forth the directors and executive officers of the Company, Their ages, and all offices and positions with the Company. Each director is elected for a period of one year and thereafter serves until his successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.


                                  Term Served As      Position
Name of Director/Officer   Age   Director/Officer   With Company
------------------------   ---   ----------------   ------------

Richard A. Ford            43    Since Jan, 1998   Chairman/President

John Chris Kirch           42    Since Jan, 1998   Vice Chairman/Vice President

Jeannie Hildebrand         44    Since Jan, 1998   Secretary/Treasurer


     Richard A. Ford, Chairman of the Board and President. Mr. Ford received his college training in business management and accounting from North Seattle College in 1987. Since that time he has served as Vice President of ALFA Rent-a-Car and Vice President of Desarllos Tropicalas in San Jose, Costa Rica. Desarllos Tropicalas was involved in Hotel/Resort development and farming of Macadamia and Cashew nuts. Desarllos Tropicalas was also involved in development of low cost Government housing. He has also served as a parts-service director for American Honda for 10 years and nationally recognized for achievements in the service industry.

     John Chris Kirch, Vice Chairman of the Board and Vice President. Mr. Kirch has been a highly successful business development specialist for the past twelve years. Most recently, Mr. Kirch was a co-founder and director of planning for PharmaPrint Inc., f/k/a ABT Global Pharmaceutical Corp. out of the University of Southern California School of Medicine. Mr. Kirch's specific role in PharmaPrint was to develop its initial business plan and to arrange for start-up funding. Tod ay, just over two years from its founding, this new drug development company has received more than $20 million dollars in equity funding and currently trades on the NASDAQ stock exchange with a market value of approximately $165 million.

     Mr. Kirch specializes in arranging and presenting large private placement funding, preparing and placing public offerings and developing multi-media advertising and market support. He is a former public speaker and television newscaster. His college degree is in Communications with an emphasis in broadcast journalism and media sales management. Mr. Kirch has written three business books, developed and produced several motivational audio tapes and several promotional video tapes.


					     16


     Jeannie Hildebrand, Secretary/Treasurer. Miss Hildebrand has been attending Salt Lake City Community College since September 1996 to present, working on her degree in Business/Accounting. Since September 1993, She has worked full time at Control Technology Inc., as a Customer Service Representative and Department Manager. Previous to Control Technology, She worked as an Office Manager and Accountant for twelve years at GFM Corporation dba Totems.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 1, 1998 and as adjusted to reflect the offering of Common Stock made hereby of (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company beneficially owning Common Stock, and (iii) all directors and executive officers as a group.

                               Amount & Nature
                     Title of   of Beneficial      % of        % After
Name and Address       Class     Ownership(2)      Class       Offering
----------------     --------   --------------    --------    -----------
Richard A. Ford       Common       500,000           50%          45%

J.W. Kirch            Common       500,000           50%          45%

(1) Post offering percentages are calculated assuming sale of all shares offered hereby.


                              CERTAIN TRANSACTIONS

Conflicts of Interests

     Other than as described herein the Company is not expected to have further dealings with affiliates. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.


                         LIMITED LIABILITY OF MANAGEMENT

     Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management. The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or

					        17

redemptions, or any transaction from which a director derives an improper personal benefit. The articles with these exceptions eliminate any personal liability of a director to the company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTER

     At the present time there is no public market for the Company's common stock. Management intends to prepare and submit to registered broker/dealers the information required to be in the possession of brokers before they can submit bid or ask quotations for the Company's shares, and cooperate in all respects in attempting to create a market for the Company's shares on the NASD OTC Electronic Bulletin Board. The establishment of a public trading market having the characteristics of depth and liquidity depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which the Company does not have control. No assurance can be given that a trading market for the Company's shares will develop or persist for any specified period in the future.

                            DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

     The Company is presently authorized to issue 50,000,000 shares of $.001 par value Common Stock. The Company presently has 1,000,000 shares issued and outstanding, and up to 1,000,000 shares are included in the Shares which are for sale in this offering. The Company has reserved from its authorized but unused shares a sufficient number of shares of Common Stock for issuance of the Common Stock included in the Shares offered hereby. The shares of Common Stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, validly authorized and issued, fully paid and non-assessable.

     The holders of common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No

				           18

holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.


Preferred Stock

     The Company is also presently authorized to issue 10,000,000 shares of no par value Preferred Stock with 100 to 1 voting rights. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

     As of the date of this offering, the Company has authorized for issuance, 1,000,000 shares of series A Preferred Stock, no par value per share with 100 votes for each share of Series A Preferred Stock. The Series A Preferred Stock is senior to the Company's common stock.


Transfer Agent

     The transfer agent for the Company is Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.


					       19


Annual Reports

     The Company intends to furnish annual reports to shareholders which will contain financial statements examined by independent certified public accountants and such other interim reports as the Company may determine.

Dividend Policy

     The Company has not paid any cash dividends on Common Stock to date and does not anticipate paying cash dividends on Common Stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

Securities Being Offered

     The securities being offered hereby are Common Stock. The outstanding shares are, and the shares which may be issued upon completion of the Offering described herein, will be, when issued fully paid and non assessable.

     These securities are being offered for sale pursuant to exemptions from registration under the securities Act of 1933, as amended (the "Act") set forth in regulations promulgated by the Securities and Exchange Commission (the "Commission") and may not be offered, sold or transferred after sale in the absence of an effective registration under the Act and under any applicable state securities laws or an opinion of counsel for K.H.F Restaurants to the effect that such registrations not required under the Act or any applicable state securities acts. Consequently, an investor must continue to bear the economic risk of an investment in the Company for an indefinite period of time.

     These securities have not been registered with or approval by the Securities and Exchange Commission, any other federal or state regulatory authority, or any state securities commission and no such commission or authority has passed upon the merits, accuracy, or adequacy of this Private Offering Memorandum, nor is it intended that any will. Any representation to the contrary is a criminal offense.


                              PLAN OF DISTRIBUTION

General

     The Company is offering the securities on a best-efforts basis. The Shares will be offered and sold by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities. Since there is no firm commitment with respect to sales of the Shares, the Company cannot state how many Shares will be sold in the offering. The Company may enter into selling agreements with broker/dealers, who will receive sales commissions. The Company will pay up to a 10% commission to all licensed broker/dealers who effect the purchase of the Shares. Such

					       20

commissions will reduce the proceeds available to the Company. No broker has been retained or is under any obligation to purchase any of the shares and no estimate is made on the number of brokers, if any, who may participate in this Offering. Further, the Company mat be up to 10% in finders fees. in no circumstance, will the Company pay both a commission and a finders fee on the same transaction.

     The securities will be sold only to persons who meet the suitability standards set forth herein, at a price of $.10 per Share. The minimum purchase by any subscriber is 10,000 Shares ($1,000), although the Company may accept a subscription for fewer than 10,000 Shares, in its discretion. The Company is offering a minimum of 100,000 shares and a maximum of 1,000,000 Shares. If subscriptions are not received for at least 100,000 shares, proceeds received from subscribers will be returned without interest.

Method of Subscription

     Persons may subscribe for the shares by filling in and signing the Subscription Agreement and other execution documents included herewith and delivering them to the Company prior to the Expiration Date as defined below. Certificates of Common Stock and warrants subscribed for will be issued as soon as practicable after the Subscription is accepted by the Company after review of the subscription materials.

Expiration Date

     The subscription offer will expire (the "Expiration Date") on May 1, 1999 or when the entire offering is subscribed for, (unless the Company, at its option, extends the offering period for a period of 60 days and updates the disclosure contained herein).


Right to Reject

     The Company reserves the right to withdraw this offer at any time or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance. Upon acceptance, funds for such subscription will be promptly deposited by the Company.


Immediate Use of Funds

     There is no escrow of proceeds and any proceeds will be immediately used by the Company in its operations as received.



                                       21



                                   LITIGATION

     To the knowledge of management, there is no material litigation pending or threatened against the Company or its management.



                              FINANCIAL STATEMENTS

     The audited financial statements of the Company since inception and for the period ending September 30, 1998 appearing in the Offering Memorandum have been audited by Anderson, Andersen, & Strong, L.C., Certified Public Accountants, as indicated in its report contained herein.



                             KHF RESTAURANTS
                         FINANCIAL STATEMENTS AND REPORT
                   OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                               September 30, 1998


					         22


  ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
  Certified Public Accountants                   Salt lake City, Utah 84106
   and Business Consultants                        Telephone 801-486-0096
  Member SEC Practice Section of the AICPA             Fax  801-486-0098
                                                   E-Mail Kanderson@msn.com

Board of Directors
KBF Restaurants
Salt Lake City, Utah

      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of KHF Restaurants (a development stage company) at September 30, 1998, and the statement of operations, stockholders' equity, and cash flows for the period from January 29, 1998 (date of inception) to September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KBF Restaurants at September 30, 1998, and the results of operations, and cash flows for the period from January 29, 1998 (date of inception) to September 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
October 5, 1998



         A member of ACF International with affiliated offices worldwide

                                        23


                          KHF RESTAURANTS
                    (A Development Stage Company)
                           BALANCESHEET
                        September 30, 1998

ASSETS

CURRENT ASSETS

 Cash                                                    $9,392
                                                         ------
   Total Current Assets                                  $9,392
                                                         ------
LIABELITEES AND STOCKHOLDERS'EQUITY

CURRENT LIABELITEES

 Accounts payable                                         $ 825
                                                          -----
   Total Current Liabilities                                825
                                                          -----
STOCKHOLDERS'EQUITY
 Preferred stock
   10,000,000 shares authorized, at $0.001 par
   value, no shares issued
 Common stock
   50,000,000 shares authorized, at $0.001.par
   value; 1,100,000 shares issued and outstanding         1,100

    Capital in excess of par value                       10,459

    Deficit accumulated during the development stage     (2,992)

   Total Stockholders' Equity (deficiency)                8,567
                                                        -------

                                                         $9,392

The accompanying notes are an integral part of these financial statements.

                                24


                          KHF RESTAURANTS
                   (A Development Stage Company)
                       STATEMENT OF OPERATIONS
                For the Period from January 29, 1998
              (Date of Inception) to September 30, 1998


SALES                                                  $    -

EXPENSES                                                 2,992
                                                       -------
NET LOSS                                               $ 2,292
                                                       -------
NET LOSS PER COMMON
 SHARE

  Basic                                                $ (.003)
                                                       -------
AVERAGE OUTSTANDING
 SHARES

    Basic                                             1,000,000
                                                      ---------
The accompanying notes are an integral part of these financial statements,

                                   25


                             KHF RESTAURANTS
                     (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDERS'EQUITY
             Period from January 29, 1998 (Date of Inception)
                          to September 30, 1998

                                                   Capital in
                                        Common Stock     Excess of  Accumulated
                                       Shares   Amount   Par Value    Deficit
                                       ------   ------   ---------   ----------
Balance January 29, 1998
 (date of inception)                        -   $    -   $       -   $       -
Issuance of common stock for cash    1000,000
 at $.001 - related parties

Contribution to capital - expenses
 - related parties                                             559

Issuance of common stock for cash
at $. 10 - September 19, 1998         100,000      100       9,900

Net operating loss for the period
 from January 29, 1998 to
 September 30, 1998                                                     (2,992)
                                   _ ________   _______     _______    ________
Balance September 30, 1998          1,100,000   $ l,100     $10,459    $(2,992)


The accompanying notes are an integral part of these financial statements,

                                26



                                 KHF RESTAURANTS
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                      For the Period from January 29, 1998
                    (Date of Inception) to September 30, 1998

CASH FLOWS FROM
 OPERATING ACTIVITIES:

 Net loss                                               $ (2,992)

 Adjustments to reconcile net loss to
 net cash provided by operating
 activities:

   Increase in account payable                               825

   Contribution to capital - expenses                        559

                                                        ________

     Net Cash From Operations                             (1,608)

CASH FLOWS FROM INVESTING
 ACTIVITIES:                                                  _
                                                        ________
CASH FLOWS FROM FINANCING
 ACTIVITILES:

   Proceeds from issuance of common stock                 11,000

 Net Increase (Decrease) in Cash                           9,392

 Cash at Beginning of Period                                  _
                                                        ________

 Cash at End of Period                                  $  9,392

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

 Contribution to capital - expenses - related parties   $    559


The accompanying notes are an integral part of these financial statements.

                                27



                                 KHF RESTAURANTS
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on January 29, 1998 with authorized common stock of 50,000,000 shares at $0.001 par value and authorized preferred stock of 10,000,000 shares at $0.001 par value.

The Company was organized for the purpose of establishing express restaurants in super- theaters and super- malls. At the report date no operations had been started.

The Company is in the development stage,

On September 19, 1998 the Company completed a regulation D stock offering of 100,000 shares at $0. 10

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company has elected a calendar year for reporting purposes and has not completed an operating period and therefore has not filed any income tax returns.

Earnings (Loss) Per Share

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB statement No. 128.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values. These values are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


                                        28


                                 KHF RESTAURANTS
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements,

3. RELATED PARTY TRANSACTIONS

Related parties have acquired 91% of the common stock issued,

4. GOING CONCERN

Continuation of the Company as a going concern is dependent upon obtaining additional working capital for its planned activity and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate in the future.

Management recognizes that, if it is unable to raise additional capital, the Company cannot operate in the future.


                               FURTHER INFORMATION

     All references to each document referred to in the Memorandum are qualified in their entirety by reference to the complete contents of such document.
Copies of these documents may be obtained upon request from management at the address of the Company, 10584 South 700 East Suite 228, Sandy, Utah 84070. Each prospective investor and his advisor may, during normal business hours prior to sale of the Shares through and including the Expiration Date, (1) have access to the same kind of information with respect to the Company and its proposed activities as specified in Regulation D as promulgated under the Securities Act of 1933, or (2) ask question of management with respect to terms and conditions of the offering and request additional information necessary to verify accuracy of the information provided. Management will seek to provide answers and such information to the extent possessed by management or obtainable by them without unreasonable effort or expense.

     Proposed investors are encouraged to meet with management of the Company and to ask questions and review further information.

						  29

                             SUBSCRIPTION AGREEMENT

                               K.H.F. RESTAURANTS


ACKNOWLEDGMENT OF RECEIPT OF K.H.F. RESTAURANTS MEMORANDUM. THIS ACKNOWLEDGMENT MUST BE SIGNED AND DATED UPON RECEIPT OF THIS MEMORANDUM AND RETURNED TO K.H.F. RESTAURANTS.

This offering, as set forth in this Memorandum, has not been registered with the Securities and Exchange Commission of the United States of America. The Offering is being made pursuant to an exemption from registration under the Securities Act of 1933, pursuant to, Rule 504 Regulation D.

To: K.H.F. Restaurants
From: Offeree

As a condition to the delivery of this Memorandum, I represent that I have financial responsibility measured by annual income and net worth which is suitable to a proposed investment in a speculative, private offering and I recognize the speculative nature of this investment and the risk of loss from such investment. I am capable of evaluating the merits and risks of making this investment, understand and have evaluated the hazards and merits of such investment. I further represent that I have received this Memorandum; will use this Memorandum only for purposes of evaluating an investment into K.H.F. Restaurants; will not further distribute this document; will not copy and will return this Memorandum to K.H.F. Restaurants in the event I do not intend to invest.

Memorandum Delivered to Offeree On __________,_______

Offeree Name:______________________________________

Offeree Address:____________________________________

__________________________________________________

Offeree Social Security Number:________________________

Offeree Date of Birth:_________________________________

Business/Home Telephone Numbers:_____________________

Offeree Signature:____________________________________

Subscription Amount:_________________________________

Number of Shares of Common Stock to be Purchased:________


Make checks payable to K.H.F. Restaurants; enclose this form and mail to K.H.F. Restaurants 10271 South 1300 East Suite 133 Sandy, Utah 84904. For further information contact Rick Ford, President, (801) 694-0290.


                                        30

                       COMMON STOCK SUBSCRIPTION AGREEMENT

Dear Subscriber:

     In connection with your acquisition of __________ shares of One Mil ($.001) par value Common Stock of K.H.F. Restaurants, a Nevada corporation (the "Company"), at a price of Ten Cents $.10 per share, for an aggregate price of $______________, we wish to advise you as follows:

     The shares of Common Stock, One Mil ($.001) par value, being sold are voting shares and are entitled to receive annual dividends, if and as declared by the Board of Directors from legally available funds.

     By your execution of this Common Stock Subscription Agreement, you acknowledge that you understand that these securities have not been registered under the Securities Act of 1933 (the "Act"), or under any State "Blue Sky" law, but are being sold in reliance on the exemption from registration provided by 3(b) of the Act, and Rule 504 of Regulation D, thereunder, and exemptions from the registration requirements of all states in which the shares will be sold. The Company will file a Notice of Sale of Securities on SEC Form D with the United States Securities and Exchange Commission within 15 days of the first sale of shares on this offering, a copy of which may be obtained from the Company on request.

     By your execution of this Common Stock Subscription Agreement you acknowledged that you have received and examined a copy of the Prospectus of the Company, have communicated with an officer of the Company to ask various questions concerning the Company if you have desired to do so, and have received answers to your satisfaction. You further acknowledge that you are able to bear the economic risk of the investment and maintain your investment in the securities for an indefinite period of time, and further, could bear a total loss of the investment without changing the standard of living which existed at the time of such investment.

     IF THE FOREGOING REPRESENTATIONS ARE TRUE AND CORRECT IN ALL RESPECTS, PLEASE PROVIDE YOUR NAME AND ADDRESS AND SIGN THIS FORM OF CONFIRMATION AT THE PLACES INDICATED BELOW, AND RETURN THE SAME TO THE COMPANY.

               SUBSCRIPTION ACCEPTED:
               K.H.F. Restaurants


               By: ________________________________
                     President

    I CONFIRM THAT I HAVE READ THE FOREGOING AND AGREE TO THE TERMS THEREOF AND ACKNOWLEDGE THAT THE STATEMENTS CONTAINED THEREIN ARE TRUE AND CORRECT IN ALL RESPECTS.

PURCHASER'S NAME AND ADDRESS
                                             Purchaser's Signature
And telephone number

___________________________________         ______________________________

___________________________________         ______________________________
___________________________________
___________________________________


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